UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

Xenomics, Inc.
(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02        Unregistered Sales of Equity Securities.

On July 13, 2005, Xenomics, Inc. (the “Company”) closed a private placement of 277,100 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and 386,651 warrants to certain investors (the “Investors”) for aggregate gross proceeds of $2,771,000 pursuant to a Securities Purchase Agreement dated as of July 13, 2005 (the “SPA”). The warrants are immediately exercisable at $3.25 per share and are exercisable at any time within five years from the date of issuance. Pursuant to the SPA, the Company agreed that until January 9, 2006, the Investors would have the right to participate in subsequent financings up to the lesser of $2,771,000 and the full amount of such subsequent financing. In addition, the Company agreed not to offer any of its securities for sale prior to the effectiveness date of its registration statement registering the securities purchased by the Investors (the “Registration Statement”), and the Company agreed not to file a registration statement seeking to register additional shares of common stock for resale until 180 days after the effectiveness date of the Registration Statement. The Company paid an aggregate $277,100 and issued an aggregate 105,432 warrants to purchase common stock to certain selling agents. The warrants are immediately exercisable at $3.25 per share and will expire five years after issuance.

In connection with the offer and sale of securities to the Investors and the selling agents, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company believes that the Investors and the selling agents are “accredited investors”, as such term is defined in Rule 501(a) promulgated under the Securities Act.

The Investors also are parties to a Registration Rights Agreement, dated as of July 13, 2005 (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file, within 30 days of closing, a registration statement covering the resale of the shares of common stock underlying the Series A Preferred Stock and Warrants issued to the Investors.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Articles of Incorporation have been amended to provide for the issuance of 277,100 shares of Series A Preferred Stock pursuant to the Articles of Amendment to the Articles of Incorporation filed with the State of Florida on July 13, 2005, which provides that:

Dividends. Holders shall be entitled to receive and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share of $10) of 4% per annum, payable quarterly on March 31, June 30, September 30 and December 31, beginning with September 30, 2005. If funds are legally available for the payment of dividends, dividends shall be payable, at the sole election of the Company, in cash or shares of Common Stock which shall be valued solely for such purpose at 90% of the average of the volume weighted average price for the 20 days immediately prior to the Dividend Payment Date. If funds are not legally available for the payment of dividends then, at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to the outstanding Stated Value. If at any time the Company has the right to pay dividends in cash or Common Stock, the Company must provide the Holder with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in Common Stock. Dividends on the Series A Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on July 13, 2005, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Notwithstanding the foregoing, the Company shall only be permitted to make a dividend payment in Common Stock provided that such shares of Common Stock have been registered under the Securities Act.

Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series A Preferred Stock shall have no voting rights. However, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of the shares of the Series A Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend these Articles of Amendment (whether by merger, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Series A Preferred Stock, (c) amend its certificate of incorporation or other charter documents (whether by merger, consolidation or otherwise) so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Series A Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series A Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion.

Conversions at Option of Holder. Each share of Series A Preferred Stock shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred Stock by $2.15 (the “Conversion Price”), at the option of the Holder, at any time and from time to time from and after July 13, 2005.

Automatic Conversion. Beginning July 13, 2006, provided certain conditions are satisfied, if the volume weighted average price of the Common Stock equals $4.30 (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) per share for the 20 consecutive Trading Days immediately prior to the Automatic Conversion Notice Date (as defined below), and an average of 50,000 shares of Common Stock per day shall have been traded during such 20 Trading Days, unless the Holder is prohibited from converting the Series A Preferred Stock pursuant to certain limitations, the Company shall have the right to deliver a notice to the Holder (an “Automatic Conversion Notice” and the date such notice is received by the Holder, the “Automatic Conversion Notice Date”), to convert any portion of the shares of Series A Preferred Stock then held by the Holder into shares of Common Stock at the then-effective Conversion Price.

Subsequent Equity Sales. Other than pursuant to certain issuances, for the twelve (12) month period beginning on the effective date of the Registration Statement registering the resale of the shares of Common Stock underlying the Series A Preferred Stock by the Holder, if the Company at any time while Series A Preferred Stock is outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any Common Stock or common stock equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances individually and collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or common stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price), then, the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock and common stock equivalents which the aggregate consideration received or receivable by the Company in connection with such Dilutive Issuance would purchase at the then effective Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock and common stock equivalents so issued or assumable in connection with the Dilutive Issuance.

A copy of the Articles of Amendment to the Articles of Incorporation, as filed with the Secretary of State of the State of Florida, is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(c)	Exhibits.

	3.1	Articles of Amendment to Articles of Incorporation of Xenomics, Inc.

	4.1	Form of Warrant to purchase shares of Common Stock issued in connection with the sale of the Series A Convertible Preferred Stock.

	4.2	Form of Warrant to purchase shares of Common Stock issued to selling agents in connection with the sale of the Series A Convertible Preferred Stock.

	10.1	Form of Securities Purchase Agreement dated July 13, 2005 by and among Xenomics, Inc. and the purchasers set forth on the signature page thereto.

	10.2	Form of Registration Rights Agreement dated July 13, 2005 by and among Xenomics, Inc. and the purchasers signatory thereto.

	99.1	Press Release dated July 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2005

XENOMICS, INC.

By:	/s/ V. Randy White

V. Randy White, Ph.D. Chief Executive Officer